Form 3 Joint Filer Information


Name			Lindsay Goldberg & Bessemer L.P.

Address			c/o Goldberg Lindsay & Co. LLC
			630 Fifth Avenue, 30th Floor
			New York, NY  10111

Designated Filer	LGB Pike II LLC

Issuer & Ticker Symbol	Pike Electric Corporation (PEC)

Date of Event
   Requiring Statement	6/26/2005

Signature		_/s/_ Robert Roriston
			Attorney-in-fact




Name			Lindsay Goldberg & Bessemer G.P. LP

Address			c/o Goldberg Lindsay & Co. LLC
			630 Fifth Avenue, 30th Floor
			New York, NY  10111

Designated Filer	LGB Pike II LLC

Issuer & Ticker Symbol	Pike Electric Corporation (PEC)

Date of Event
   Requiring Statement	6/26/2005

Signature		_/s/_ Robert Roriston
			Attorney-in-fact





Name			Lindsay Goldberg & Bessemer GP LLC

Address			c/o Goldberg Lindsay & Co. LLC
			630 Fifth Avenue, 30th Floor
			New York, NY  10111

Designated Filer	LGB Pike II LLC

Issuer & Ticker Symbol	Pike Electric Corporation (PEC)

Date of Event
   Requiring Statement	6/26/2005

Signature		_/s/_ Robert Roriston
			Attorney-in-fact